UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 26, 2018

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 (Other Events).

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), today released the following estimated information in connection with an investor presentation. The information relates to potential rig reactivation candidates that the Company believes are the most likely rigs to be reactivated:

Noble Tom Madden — The rig is bid into several opportunities in the Western Hemisphere, and can be prepared to mobilize to a location in 60 days at a reactivation cost of approximately $10 million.

Noble Sam Hartley – The rig remains a strong candidate for opportunities inside and outside of Southeast Asia, and can be reactivated in approximately 60 days at an expected cost of $5 million.

Noble Sam Croft – The rig can be reactivated in approximately 120 days at an expected cost of $13 million.

Noble Mick O’Brien – The rig can be reactivated in approximately 60 days at an expected cost of $4 million.

The above estimates include expenditures for major capital additions, regulatory, unbudgeted crew and other operating expenses. Actual costs and times may vary from the times and costs shown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a company registered under the laws of England and Wales

Date: March 26, 2018

By:	/s/ Adam C. Peakes
Adam C. Peakes
Senior Vice President and Chief Financial Officer